Filed pursuant to Rule 433(d)
Registration Statement No. 333-130961

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Fremont Home Loan Trust 2006-2

Asset-Backed Certificates, Series 2006-2
$954,017,000 (Approximate)

Financial Asset Securities Corp.
Depositor

Wells Fargo Bank, N.A.
Master Servicer

Fremont Investment & Loan
Originator & Servicer

Lead Underwriter

Wachovia Capital Markets, LLC
Co-Manager

RBS Greenwich Capital Contacts:

Mortgage Finance	Phone	E-mail Address
Ara Balabanian	(203) 618-2435	ara.balabanian@rbsgc.com
Sean Curran	(203) 618-2426	currans@rbsgc.com

Trading	Phone	E-mail Address
Ron Weibye	(203) 625-6160	weibyer@gcm.com
Peter McMullin	(203) 625-6160	peter.mcmullin@gcm.com
Frank Skibo	(203) 625-6160	skibof@rbsgc.com

Rating Agency Contacts:

Standard & Poor’s	Phone	E-mail Address
Sudhir Sharma	(212) 438-3047	sudhir_sharma@standardandpoors.com
Gabriel Wieder	(212) 438-3080	gabriel_wieder@sandp.com

Moody’s Investors Service	Phone	E-mail Address
Todd Swanson	(415) 274-1714	Todd.Swanson@moodys.com
Karen Romallo	(212) 553-0370	Karen.Ramallo@moodys.com

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet Date Prepared: April 4, 2006

Fremont Home Loan Trust 2006-2
Asset-Backed Certificate, Series 2006-2
$673,111,000 (Approximate)

Publicly Offered Certificates

Payment
	Principal	WAL (Years)	Window (Mths)	Certificate	Assumed Final	Expected Rating
Class(1,3,4)	Amount ($)	Call/Mat(2)	Call/Mat(2)	Type	Distribution Date	Moody’s/S&P
I-A1	$280,906,000	Not Marketed Hereby		Floating Rate Seniors	February 2036	Aaa/AAA
II-A1	$269,141,000	1.00/1.00	1-21/1-21	Floating Rate Seq Seniors	February 2036	Aaa/AAA
II-A2	$ 98,875,000	2.00/2.00	21-28/21-28	Floating Rate Seq Seniors	February 2036	Aaa/AAA
II-A3	$ 83,704,000	3.50/3.73	28-69/28-97	Floating Rate Seq Seniors	February 2036	Aaa/AAA
II-A4	$ 12,129,000	5.74/10.19	69-69/97-161	Floating Rate Seq Seniors	February 2036	Aaa/AAA
M-1	$ 74,525,000	4.53/4.53	46-66/46-66	Floating Rate Seq Subordinate	February 2036	Aa2/AA
M-2	$ 21,222,000	5.73/7.76	66-69/66-142	Floating Rate Seq Subordinate	February 2036	Aa3/AA
M-3	$ 19,742,000	4.36/4.78	44-69/44-124	Floating Rate Subordinate	February 2036	A1/AA-
M-4	$ 18,261,000	4.28/4.69	42-69/42-119	Floating Rate Subordinate	February 2036	A2/A+
M-5	$ 17,274,000	4.22/4.61	41-69/41-115	Floating Rate Subordinate	February 2036	A3/A
M-6	$ 14,806,000	4.18/4.55	40-69/40-109	Floating Rate Subordinate	February 2036	Baa1/A
M-7	$ 13,326,000	4.15/4.48	39-69/39-104	Floating Rate Subordinate	February 2036	Baa2/BBB+
M-8	$ 10,364,000	4.12/4.42	39-69/39-98	Floating Rate Subordinate	February 2036	Baa3/BBB+
M-9	$ 9,871,000	4.11/4.36	38-69/38-92	Floating Rate Subordinate	February 2036	Ba1/BBB
M-10	$ 9,871,000	4.08/4.27	38-69/38-86	Floating Rate Subordinate	February 2036	Ba2/BBB-
B-1	$ 10,858,000	Not Offered Herein		Floating Rate Subordinate	February 2036	NR/BB+
B-2	$ 7,403,000			Fixed Rate Subordinate	February 2036	NR/BB+
Total	$972,278,000

(1)
The Class I-A1 are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Subordinate Certificates are backed by the cash flow from the Mortgage Loans (as defined herein). The principal balance of each class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)	The WAL and Payment Windows for the Offered Certificates are shown to the Clean-up Call Date (as described herein) and to maturity. See “Pricing Prepayment Speed” herein.
(3)
The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are priced to the Clean-up Call Date. The margin on the Senior Certificates will double and the margin on the Subordinate Certificates will be equal to 1.5x the original margin after the Clean-up Call Date.

(4)	The Class B-1 and Class B-2 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to “Qualified Institutional Buyers”.

Depositor:	Financial Asset Securities Corp.

Master Servicer:	Wells Fargo Bank, N.A.

Lead Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Co-Manager:	Wachovia Capital Markets, LLC

Trustee and
Custodian: Deutsche Bank National Trust Company.

Originator & Servicer:	Fremont Investment & Loan (“Fremont”).

Credit Risk Manager:  [Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company.]

Certificates:
The Class I-A1 Certificates (the “Group I Certificates”), the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates (together, the “Group II Certificates”, together with the Group I Certificates, the “Senior Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (together, the “Class M Certificates”) and the Class B-1 and Class B-2 Certificates (the “Class B Certificates”; and together, with the Class M Certificates the “Subordinate Certificates”). The Class II-A1, Class II-A2, Class II-A3, Class II-A4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are referred to herein as the “Offered Certificates.” The Senior Certificates together with the Subordinate Certificates are referred to herein as the “Certificates.” The Class B-1 and Class B-2 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to “Qualified Institutional Buyers”.

The trust will also issue the Class C, Class P, Class R and Class R-X Certificates, none of which will be publicly offered.

Federal Tax Status:	The Offered Certificates will represent ownership of REMIC regular interests for federal tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and, only upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	The close of business on April 1, 2006.

Expected Pricing Date:             On or about April [7], 2006.

Expected Closing Date: On or about April 28, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in May 2006.

Accrued Interest:	The price to be paid by investors for the Senior and Subordinate Certificates (except the Class B-2 Certificates) will not include accrued interest (settling flat).
The price to be paid by investors for the Class B-2 Certificates will include accrued interest from the Cut-off Date up to, but not including, the Closing Date (27 days).

Interest Accrual Period: The interest accrual period for each Distribution Date with respect to the Offered Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis). The interest accrual period for each Distribution Date with respect to the Class B-2 Certificates will be the previous calendar month immediately preceding the then current Distribution date (on a 30/360 basis).

ERISA Eligibility: The Offered Certificates are expected to be ERISA eligible.

SMMEA Eligibility:	None of the Offered Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction allow for an optional call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Denomination:	$25,000 minimum and multiples of $1 in excess thereafter provided that the Certificates must be purchased in minimum total investments of $100,000.

Pricing Prepayment Speed:	The Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:          100% PPC  (100% PPC: 4.6% - 23.0% CPR over 12 months).

ARM Loans:
100% PPC (100% PPC: 2.00% in month 1, increased by approximately 2.545% each month to 30.00% CPR in month 12, remaining constant at 30.00% CPR through month 23, increasing to 60.00% CPR in month 24 and remaining constant at 60.00% CPR until month 27 and decreasing to 35.00% CPR in month 28 and remaining constant at 35.00% CPR from month 28 and thereafter),

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the mortgage loans described herein was approximately $987,084,221 consisting primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming and non-conforming balance mortgage loans (the “Mortgage Loans”). See attached collateral descriptions for more information.

The Mortgage Loans will be divided into the Group I Mortgage Loans and Group II Mortgage Loans.

As of the Cut-off Date, the “Group I Mortgage Loans” consisted of first and second lien, fixed rate and hybrid adjustable rate, conforming balance mortgage loans with an aggregate principal balance of approximately $372,307,094. Approximately 12.29% of the Group I Mortgage Loans have fixed rates and approximately 87.71% of the Group I Mortgage Loans have hybrid adjustable rates with an initial rate adjustment occurring approximately either two, three or five years following origination, and in each case following the initial fixed rate period adjust every six months thereafter. Approximately 6.14% of the Group I Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first 60 months.

As of the Cut-off Date, the “Group II Mortgage Loans” consisted primarily of first and second lien, fixed rate and hybrid adjustable rate, conforming and non-conforming balance mortgage loans with an aggregate principal balance of approximately $614,777,127. Approximately 8.51% of the Group II Mortgage Loans have fixed rates and approximately 91.49% of the Group II Mortgage Loans have hybrid adjustable rates with an initial rate adjustment occurring approximately either two, three or five years following origination, and in each case following the initial fixed rate period adjust every six months thereafter. Approximately 19.69% of the Group II Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first 60 months.

On or prior to the Closing Date, certain Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

On the Closing Date, up to [0.50]% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date may be [30-89] days delinquent.

Pass-Through Rate:	The “Pass-Through Rate” for the Senior and Subordinate Certificates (other than the Class B-2 Certificates) will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

The “Pass-Through Rate” for the Class B-2 Certificates will be a fixed rate per annum.

Formula Rate:   The “Formula Rate” on each of the Offered Certificates (except the Class B-2 Certificates) will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) the Maximum Cap.

Net WAC Rate:   The “Net WAC Rate” is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (x) 12 and (y) the amount of interest which accrued on the Mortgage Loans in the prior calendar month (after giving effect to principal prepayments) at their Adjusted Net Mortgage Rates minus the amount of any Net Swap Payment or Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider and (2) the denominator of which is equal to the aggregate principal balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, after giving effect to principal prepayments received during the related Prepayment Period.

Maximum Cap:   The “Maximum Cap” for any Distribution Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Adjusted Net Maximum Mortgage Rates for the Mortgage Loans plus an amount, expressed as a per annum rate, equal to the product of (x) a fraction the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Principal Balance of the Mortgage Loans and (y) 12.

Adjusted Net Mortgage
Rate:                                              The “Adjusted Net Mortgage Rate” for any Mortgage Loan will be equal to the mortgage rate for such Mortgage Loan less the sum of (i) the master servicing fee rate, (ii) the servicing fee rate and (iii) the credit risk manager fee rate, if any.

Adjusted Net Maximum
Mortgage Rate:                          The “Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan will be equal to the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the master servicing fee rate, (ii) the servicing fee rate and (iii) the credit risk manager fee rate, if any.

Net WAC Rate
Carryover Amount:                    If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Swap
Agreement:                                   On the Closing Date, the Trustee will enter into the “Swap Agreement” with notional amount as shown in the Swap Schedule herein. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to [5.200]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider (on a 30/360 basis) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider (on an actual/360 basis), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a swap termination is paid, and if it is not used to get a successor swap provider, the net swap payment that would normally be paid to the trust will be distributed to a reserve account available for the same shortfalls the swap would cover through the waterfall above, until the expiration of the original swap term or a successor swap provider is assigned. In the event that the Trust is required to make a Swap Termination Payment, only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider, payments generally will be paid prior to distributions to Certificateholders. The Swap Agreement will terminate after the Distribution Date in July 2009.

Cap
Agreement:                                   On the Closing Date, the Trust will enter into the “Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates to the extent necessary on the Distribution Dates occurring from May 2006 to March 2007. On each such Distribution Date, the counterparty to the Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.50% over (ii) the strike price for such Distribution Date specified on the Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Certificates and (b) the notional balance for such Distribution Date specified on the Cap Agreement Schedule herein and (c) the actual number of days in the related Interest Accrual Period divided by 360.

Credit Enhancement:                  Consists of the following:
1) Excess Cashflow;
2) Swap Agreement;
3) Overcollateralization Amount; and
4) Subordination.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Subordination:   If the Excess Cashflow, Net Swap Payment, if any, and overcollateralization are insufficient to cover Realized Losses, the certificate principal balances of the Subordinate Certificates will be reduced by such Realized Losses in reverse order of seniority.

Overcollateralization
Amount:                                        The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Certificates and Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 1.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Target, Excess Cashflow and Net Swap Payments, if any, will be directed to build the Overcollateralization Amount until the Required Overcollateralization Target is reached.

Required
Overcollateralization
Target:    On any Distribution Date, the “Required Overcollateralization Target” is equal to:

(i)	prior to the Stepdown Date, 1.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and
(ii)	on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:
    (a)    3.00% of the current principal balance of the Mortgage Loans;
    (b)    0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (the “OC Floor”), and

(iii)	during the occurrence and continuation of a Trigger Event, the Required Overcollateralization Target as of the previous Distribution Date.

Stepdown Date: The earlier to occur of
(i) the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero and
(ii) the later to occur of:
(x)        the Distribution Date occurring in May 2009 and
(y)       the first Distribution Date on which the Credit Enhancement Percentage with respect to the Senior Certificates  is at least 49.10%.

Credit Enhancement
Percentage:                                  The “Credit Enhancement Percentage” for a Distribution Date and any Certificate is equal to (i) the sum of (a) the aggregate principal balance of the Certificates subordinate to such Certificate and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

	Ratings (M/S)	Initial Credit Enhancement Percentage	Target Credit Enhancement Percentage on or After Stepdown Date
Senior	Aaa/AAA	24.55%	49.10%
M-1	Aa2/AA	17.00%	34.00%
M-2	Aa3/AA	14.85%	29.70%
M-3	A1/AA-	12.85%	25.70%
M-4	A2/A+	11.00%	22.00%
M-5	A3/A	9.25%	18.50%
M-6	Baa1/A	7.75%	15.50%
M-7	Baa2/BBB+	6.40%	12.80%
M-8	Baa3/BBB+	5.35%	10.70%
M-9	Ba1/BBB	4.35%	8.70%
M-10	Ba2/BBB-	3.35%	6.70%
B-1	NR/BB+	2.25%	4.50%
B-2	NR/BB+	1.50%	3.00%

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) a) the 60+ delinquency percentage exceeds [32.55]% of the current Credit Enhancement Percentage of the Senior Certificates or b) the 60+ delinquency percentage exceeds [39.00]% of the current Credit Enhancement Percentage of the Class M-1 Certificates after the Senior Certificates are paid down to zero or (ii) cumulative realized losses for the related Distribution Date as a percentage of the principal balance of the Mortgage Loans as of the Cut-off Date are greater than:

Distribution Date	Percentage
May 2008 - April 2009	[1.50]% for the first month plus an additional 1/12th of [1.90]% for each month thereafter
May 2009 - April 2010	[3.40]% for the first month plus an additional 1/12th of [1.90]% for each month thereafter
May 2010 - April 2011	[5.30]% for the first month plus an additional 1/12th of [1.50]% for each month thereafter
May 2011 - April 2012	[6.80]% for the first month plus an additional 1/12th of [0.80]% for each month thereafter
May 2012 and thereafter	[7.60]%
.

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first, by the Excess Cashflow, second, by Net Swap Payments received under the Swap Agreement and third, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class B-2 Certificates, second to the Class B-1 Certificates, third to the Class M-10 Certificates, fourth to the Class M-9 Certificates, fifth to the Class M-8 Certificates, sixth to the Class M-7 Certificates, seventh to the M-6 Certificates, eighth to the Class M-5 Certificates, ninth to the Class M-4 Certificates, tenth to the Class M-3 Certificates, eleventh to the Class M-2 Certificates, and twelfth to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Senior Certificates.

Priority of
Distributions:    Available funds from the Mortgage Loans will be distributed as follows:

1)  Interest funds as follows: first to pay servicing fees and trustee fees, second monthly interest plus any previously unpaid interest to the Senior Certificates, generally based on interest collected from the related loan group, third monthly interest to the Class M-1 Certificates, fourth monthly interest to the Class M-2 Certificates, fifth monthly interest to the Class M-3 Certificates, sixth monthly interest to the Class M-4 Certificates, seventh monthly interest to the Class M-5 Certificates, eighth monthly interest to the Class M-6 Certificates, ninth monthly interest to the M-7 Certificates, tenth monthly interest to the Class M-8 Certificates, eleventh monthly interest to the Class M-9 Certificates, twelfth monthly interest to the Class M-10 Certificates, thirteenth monthly interest to the Class B-1 Certificates and fourteenth monthly interest to the Class B-2 Certificates. In certain limited circumstances described in the prospectus supplement, interest funds will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

2)  Principal funds, as follows: in each case as described under "Principal Paydown", first monthly principal to the Senior Certificates, generally based on principal collected from the related loan group, second monthly principal to the Class M-1 Certificates, third monthly principal to the Class M-2 Certificates, fourth monthly principal to the Class M-3 Certificates, fifth monthly principal to the Class M-4 Certificates, sixth monthly principal to the Class M-5 Certificates, seventh monthly principal to the Class M-6 Certificates, eighth monthly principal to the Class M-7 Certificates, ninth monthly principal to the M-8 Certificates, tenth monthly principal to the Class M-9 Certificates, eleventh monthly principal to the Class M-10 Certificates, twelfth monthly principal to the Class B-1 Certificates and thirteenth monthly principal to the Class B-2 Certificates.

3) Excess Cashflow as follows: first, as principal to the certificates to build the Overcollateralization Amount in the order of priority described under “Principal Paydown” below, second, any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates, then any unpaid applied Realized Loss amount to the Class M-10 Certificates, then any previously unpaid interest to the Class B-1 Certificates, then any unpaid applied Realized Loss amount to the Class B-1 Certificates, then any previously unpaid interest to the Class B-2 Certificates and then any unpaid applied Realized Loss amount to the Class B-2 Certificates.

4) From the proceeds of the Cap Agreement, to pay any related Net WAC Rate Carryover Amount pro rata based on the aggregate principal balance of the Certificates (except the Class B-2 Certificates).

5) To the extent available, any remaining Excess Cashflow to pay any Net WAC Rate Carryover Amount, first to the Senior Certificates, pro rata, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to Class M-8 Certificates, then to Class M-9 Certificates, then to the Class M-10 Certificates, then to the Class B-1 Certificates and then to the Class B-2 Certificates.

6) Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement (including any Swap Termination payment owed to the Swap Provider due to a Swap trigger event pursuant to the Swap Agreement).

Principal Paydown:
Principal allocated to the Group I Certificates will be distributed to the Class I-A1 Certificates until the aggregate principal balance thereof has been reduced to zero. Principal allocated to the Group II Certificates will be distributed sequentially to the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, in that order, until the aggregate principal balance thereof has been reduced to zero. However, if all the Subordinate Certificates are written down to zero, the related share of the principal allocable to the Group II Certificates will be distributed pro-rata, based on the current certificate principal balance until their certificate principal balances are paid to zero. In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates generally based on the principal collected in the related loan group, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority, in each case until the respective certificates have been retired: 1) Class M-1 Certificates, 2) Class M-2 Certificates, 3) Class M-3 Certificates, 4) Class M-4 Certificates, 5) Class M-5 Certificates, 6) Class M-6 Certificates, 7) Class M-7 Certificates, 8) Class M-8 Certificates, 9) Class M-9 Certificates, 10) Class M-10 Certificates, 11) Class B-1 Certificates and 12) Class B-2 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates, generally based on the principal collected in the related loan group, such that the Senior Certificates will have at least 49.10% credit enhancement, second to the Class M-1 and Class M-2 Certificates, sequentially, such that both the Class M-1 and Class M-2 Certificates will have at least 29.70% credit enhancement, third to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 25.70% credit enhancement, fourth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 22.00% credit enhancement, fifth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 18.50% credit enhancement, sixth to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 15.50% credit enhancement, seventh to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 12.80% credit enhancement, eighth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 10.70% credit enhancement, ninth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 8.70% credit enhancement, tenth to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 6.70% credit enhancement, eleventh to the Class B-1 Certificates such that the Class B-1 Certificates will have at least 4.50% credit enhancement, and twelfth to the Class B-2 Certificates such that the Class B-2 Certificates will have at least 3.00% credit enhancement (subject, in each case, to any overcollateralization floors).

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:
(i)	the net swap payments owed to the Swap Provider for such Distribution Date,
(ii)	any net swap payments received from the Swap Provider for such Distribution Date,

On each Distribution Date, following the distribution of Excess Cashflow, payments shall be distributed from the Swap Account as follows:

(i)	to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

(ii)	to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Swap Agreement;

(iii)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(iv)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(v)
to the Senior Certificates and the Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(vi)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(vii)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Mortgage Loans
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$987,084,221	$4,921	$1,000,000
Average Scheduled Principal Balance	$221,369
Number of Mortgage Loans	4,459

Weighted Average Gross Coupon	8.117%	5.500%	13.750%
Weighted Average FICO Score	625	500	817
Weighted Average Combined Original LTV	81.20%	14.17%	100.00%

Weighted Average Original Term	359 months	60 months	360 months
Weighted Average Stated Remaining Term	356 months	57 months	360 months
Weighted Average Seasoning	3 months	0 months	11 months

Weighted Average Gross Margin	5.763%	3.000%	6.990%
Weighted Average Minimum Interest Rate	8.018%	4.774%	13.750%
Weighted Average Maximum Interest Rate	14.021%	11.500%	19.750%
Weighted Average Initial Rate Cap	2.001%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	21 months	13 months	57 months

Maturity Date		Jan 1 2011	Jan 1 2036
Maximum Zip Code Concentration	0.41%	11236

ARM	90.07%	Easy Documentation	1.31%
Fixed Rate	9.93%	Full Documentation	54.35%
		Stated Documentation	44.33%
2/28 6 MO LIBOR	43.62%
2/28 6 MO LIBOR 40/30 Balloon	29.47%	Cash Out Refinance	47.33%
2/28 6 MO LIBOR IO	14.06%	Home Improvement	2.55%
3/27 6 MO LIBOR	0.84%	Purchase	49.74%
3/27 6 MO LIBOR 40/30 Balloon	0.87%	Rate/Term Refinance	0.38%
3/27 6 MO LIBOR IO	0.52%
5/25 6 MO LIBOR	0.56%	2 Units	11.84%
5/25 6 MO LIBOR 40/30 Balloon	0.11%	3 Units	1.25%
Fixed Rate	9.23%	4 Units	0.85%
Fixed Rate 40/30 Balloon	0.70%	Condominium	6.50%
Manufactured Housing			0.01%
Interest Only	14.58%	Single Family	79.56%
Not Interest Only	85.42%
Non-owner			6.11%
Prepay Penalty: N/A	44.39%	Primary	93.20%
Prepay Penalty: 12 months	6.71%	Second Home	0.69%
Prepay Penalty: 24 months	41.52%
Prepay Penalty: 30 months	0.02%	Top 5 States:
Prepay Penalty: 36 months	7.36%	California	24.12%
New York			12.77%
First Lien	95.68%	Florida	12.29%
Second Lien	4.32%	Maryland	7.99%
		New Jersey	7.37%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	434	12,148,187.42	1.23%	10.743	316	96.38	632
50,000.01 - 100,000.00	580	44,659,414.24	4.52%	9.562	356	87.25	622
100,000.01 - 150,000.00	740	92,072,790.42	9.33%	8.696	356	82.44	614
150,000.01 - 200,000.00	697	121,606,472.66	12.32%	8.189	357	80.05	613
200,000.01 - 250,000.00	510	114,937,201.82	11.64%	8.130	356	79.47	616
250,000.01 - 300,000.00	321	88,243,870.97	8.94%	8.117	357	80.09	617
300,000.01 - 350,000.00	332	107,144,183.88	10.85%	7.921	357	80.63	621
350,000.01 - 400,000.00	256	95,747,525.36	9.70%	7.808	357	81.33	638
400,000.01 - 450,000.00	180	76,809,249.44	7.78%	7.751	357	80.79	634
450,000.01 - 500,000.00	124	59,033,271.56	5.98%	7.801	357	81.25	639
500,000.01 - 550,000.00	82	42,877,638.25	4.34%	7.764	357	82.02	642
550,000.01 - 600,000.00	76	43,592,383.44	4.42%	7.858	357	80.95	639
600,000.01 - 650,000.00	36	22,398,020.07	2.27%	7.849	357	80.36	627
650,000.01 - 700,000.00	39	26,281,560.31	2.66%	7.687	352	82.41	640
700,000.01 - 750,000.00	44	32,420,096.52	3.28%	7.800	356	78.24	623
750,000.01 - 800,000.00	2	1,600,000.00	0.16%	7.375	357	83.20	695
800,000.01 - 850,000.00	1	827,698.38	0.08%	6.250	354	90.00	641
850,000.01 - 900,000.00	2	1,725,913.80	0.17%	6.121	355	85.03	689
950,000.01 - 1,000,000.00	3	2,958,741.99	0.30%	7.123	355	77.72	605
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	28	10,121,461.67	1.03%	5.870	356	79.23	678
6.000 - 6.499	81	28,468,663.33	2.88%	6.284	351	79.33	656
6.500 - 6.999	336	104,378,043.18	10.57%	6.812	356	79.85	650
7.000 - 7.499	458	137,934,949.19	13.97%	7.261	357	79.98	645
7.500 - 7.999	817	224,706,532.12	22.76%	7.769	357	80.58	634
8.000 - 8.499	663	165,947,463.70	16.81%	8.237	357	81.82	625
8.500 - 8.999	697	160,665,374.06	16.28%	8.722	357	82.29	605
9.000 - 9.499	323	54,481,591.45	5.52%	9.216	357	82.20	591
9.500 - 9.999	311	43,085,353.84	4.36%	9.733	356	80.21	576
10.000 -10.499	162	18,226,436.87	1.85%	10.253	356	84.66	607
10.500 -10.999	211	17,860,877.06	1.81%	10.727	353	87.87	599
11.000 -11.499	105	8,542,625.87	0.87%	11.231	354	83.95	587
11.500 -11.999	131	9,012,551.45	0.91%	11.719	348	84.78	588
12.000 -12.499	61	2,583,501.36	0.26%	12.217	299	75.77	571
12.500 -12.999	60	714,399.51	0.07%	12.618	182	94.79	612
13.000 -13.499	10	202,666.70	0.02%	13.167	240	86.84	566
13.500 -13.999	5	151,729.17	0.02%	13.698	306	82.79	585
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	221	50,665,746.80	5.13%	9.484	357	72.33	512
525-549	256	56,974,009.56	5.77%	8.979	357	75.07	537
550-574	461	87,672,013.19	8.88%	8.582	355	80.22	562
575-599	631	133,975,490.02	13.57%	8.103	356	81.07	587
600-624	766	155,073,581.77	15.71%	7.977	356	82.58	612
625-649	780	176,473,479.43	17.88%	7.974	356	82.74	637
650-674	577	135,564,097.41	13.73%	7.792	355	82.72	661
675-699	373	86,723,097.12	8.79%	7.819	356	82.62	686
700+	394	103,962,705.23	10.53%	7.723	356	82.07	732
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	66	10,888,520.18	1.10%	8.735	357	40.38	582
50.00- 54.99	40	9,601,492.69	0.97%	8.433	356	52.64	587
55.00- 59.99	44	9,265,756.47	0.94%	8.579	357	57.72	585
60.00- 64.99	84	20,139,786.72	2.04%	8.535	355	62.97	573
65.00- 69.99	109	27,210,549.37	2.76%	8.640	357	66.91	574
70.00- 74.99	162	41,807,830.36	4.24%	8.441	357	71.60	586
75.00- 79.99	255	71,554,336.74	7.25%	8.174	356	77.04	591
80.00	1,781	471,458,747.10	47.76%	7.773	356	80.00	643
80.01- 84.99	83	22,919,678.45	2.32%	7.768	357	83.43	605
85.00- 89.99	302	72,205,666.01	7.32%	7.924	356	85.98	609
90.00- 94.99	738	171,352,373.92	17.36%	8.222	356	90.12	620
95.00- 99.99	185	14,392,420.06	1.46%	9.133	337	95.33	645
100.00	610	44,287,062.46	4.49%	10.306	352	100.00	658
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
60	10	88,384.03	0.01%	12.438	57	93.92	641
120	102	994,838.71	0.10%	12.217	117	95.05	605
180	69	2,706,963.99	0.27%	9.317	176	87.78	632
240	5	324,409.98	0.03%	8.434	236	86.90	656
360	4,273	982,969,623.82	99.58%	8.109	357	81.17	625
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	10	88,384.03	0.01%	12.438	57	93.92	641
61-120	102	994,838.71	0.10%	12.217	117	95.05	605
121-180	69	2,706,963.99	0.27%	9.317	176	87.78	632
181-240	5	324,409.98	0.03%	8.434	236	86.90	656
301-360	4,273	982,969,623.82	99.58%	8.109	357	81.17	625
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	81	17,472,634.06	1.77%	8.236	356	83.18	623
20.01 -25.00	114	20,811,454.07	2.11%	8.102	355	78.90	626
25.01 -30.00	201	39,003,603.57	3.95%	8.059	356	79.25	621
30.01 -35.00	355	70,751,468.29	7.17%	8.151	356	80.51	623
35.01 -40.00	645	146,359,265.60	14.83%	8.074	356	80.49	629
40.01 -45.00	914	203,103,200.51	20.58%	8.059	356	81.08	629
45.01 -50.00	1,573	341,147,872.65	34.56%	8.111	356	81.88	633
50.01 -55.00	568	146,146,877.51	14.81%	8.258	357	81.45	598
55.01 -60.00	6	897,952.44	0.09%	7.594	298	84.93	570
60.01+	2	1,389,891.83	0.14%	6.200	267	80.00	660
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	3,460	889,051,299.12	90.07%	8.019	357	80.62	623
Fixed Rate	999	98,032,921.41	9.93%	8.999	349	86.51	641
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	1,967	430,595,345.43	43.62%	8.318	357	80.38	614
2/28 6 MO LIBOR 40/30 Balloon	935	290,942,878.79	29.47%	7.982	357	80.96	624
2/28 6 MO LIBOR IO	446	138,817,086.05	14.06%	7.210	356	80.86	650
3/27 6 MO LIBOR	42	8,317,008.92	0.84%	8.177	357	80.31	613
3/27 6 MO LIBOR 40/30 Balloon	29	8,631,318.38	0.87%	7.736	357	80.62	617
3/27 6 MO LIBOR IO	17	5,092,249.83	0.52%	7.413	356	80.37	646
5/25 6 MO LIBOR	20	5,568,690.49	0.56%	8.018	357	75.65	637
5/25 6 MO LIBOR 40/30 Balloon	4	1,086,721.23	0.11%	6.973	357	82.32	624
Fixed Rate	972	91,133,507.22	9.23%	9.075	348	86.99	642
Fixed Rate 40/30 Balloon	27	6,899,414.19	0.70%	7.993	357	80.22	634
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	463	143,909,335.88	14.58%	7.217	356	80.85	650
Not Interest Only	3,996	843,174,884.65	85.42%	8.270	356	81.26	621
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	3,996	843,174,884.65	85.42%	8.270	356	81.26	621
60	463	143,909,335.88	14.58%	7.217	356	80.85	650
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	2,008	438,198,027.56	44.39%	8.248	356	80.97	623
Prepay Penalty: 12 months	225	66,245,645.01	6.71%	8.199	356	80.28	638
Prepay Penalty: 24 months	1,892	409,834,440.68	41.52%	8.036	356	81.71	626
Prepay Penalty: 30 months	1	152,303.77	0.02%	7.600	357	80.00	630
Prepay Penalty: 36 months	333	72,653,803.51	7.36%	7.704	354	80.58	619
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,696	944,482,904.39	95.68%	8.004	356	80.39	624
Second Lien	763	42,601,316.14	4.32%	10.618	344	99.31	654
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Easy Documentation	50	12,949,605.07	1.31%	8.204	355	85.64	608
Full Documentation	2,681	536,525,232.52	54.35%	7.838	355	82.53	616
Stated Documentation	1,728	437,609,382.94	44.33%	8.455	356	79.45	636
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,916	467,191,674.35	47.33%	8.175	356	79.13	600
Home Improvement	96	25,140,836.78	2.55%	7.993	357	78.37	603
Purchase	2,426	490,997,887.77	49.74%	8.064	356	83.32	650
Rate/Term Refinance	21	3,753,821.63	0.38%	8.550	354	81.62	620
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	432	116,859,426.87	11.84%	7.983	356	81.58	649
3 Units	44	12,291,538.53	1.25%	8.248	355	76.53	619
4 Units	26	8,399,705.63	0.85%	8.345	356	77.12	631
Condominium	335	64,137,834.96	6.50%	8.296	356	82.05	635
Manufactured Housing	1	83,620.86	0.01%	8.990	352	80.00	572
Single Family	3,621	785,312,093.68	79.56%	8.117	356	81.19	621
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	363	60,301,336.51	6.11%	8.593	355	82.13	642
Primary	4,069	920,005,068.37	93.20%	8.085	356	81.13	624
Second Home	27	6,777,815.65	0.69%	8.172	356	82.93	628
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	69	14,543,902.73	1.47%	7.981	356	81.79	621
Arkansas	6	502,755.22	0.05%	8.668	348	85.48	605
California	725	238,108,423.21	24.12%	7.903	356	80.58	633
Colorado	51	8,541,332.37	0.87%	7.897	355	83.49	623
Connecticut	99	19,168,205.67	1.94%	8.244	356	82.67	617
Delaware	17	2,598,439.73	0.26%	8.105	356	83.99	603
District of Columbia	26	6,733,935.14	0.68%	8.475	356	78.50	597
Florida	663	121,310,709.64	12.29%	8.230	356	82.08	624
Georgia	235	30,672,286.38	3.11%	8.328	353	84.56	619
Hawaii	55	19,209,066.88	1.95%	7.596	356	80.13	656
Idaho	12	1,151,343.39	0.12%	7.990	350	78.15	607
Illinois	313	52,549,008.72	5.32%	8.296	356	82.87	630
Indiana	40	4,502,679.61	0.46%	8.531	354	84.90	612
Iowa	3	308,456.04	0.03%	8.781	357	77.62	606
Kansas	6	791,022.77	0.08%	8.022	357	86.88	618
Kentucky	3	260,854.22	0.03%	8.036	323	80.36	647
Maine	12	1,341,724.02	0.14%	8.641	357	82.69	602
Maryland	362	78,835,994.47	7.99%	8.199	356	79.80	606
Massachusetts	172	41,023,191.35	4.16%	8.128	356	80.45	623
Michigan	101	12,597,258.40	1.28%	8.646	355	84.11	611
Minnesota	67	11,692,415.00	1.18%	8.140	354	85.63	623
Missouri	31	5,340,000.10	0.54%	8.382	354	84.23	606
Montana	1	112,532.06	0.01%	8.650	356	80.00	518
Nebraska	6	792,342.94	0.08%	8.368	357	83.30	600
Nevada	53	13,028,841.64	1.32%	8.038	356	81.78	628
New Hampshire	15	2,169,109.75	0.22%	7.948	357	81.06	644
New Jersey	289	72,778,046.13	7.37%	8.336	356	79.79	616
New Mexico	14	1,593,259.38	0.16%	8.137	355	83.71	638
New York	406	126,087,779.53	12.77%	8.012	357	80.00	637
North Carolina	69	9,046,516.43	0.92%	8.467	356	83.55	604
Ohio	50	5,768,470.18	0.58%	8.168	355	85.49	601
Oklahoma	6	397,744.03	0.04%	9.026	350	85.51	609
Oregon	18	3,039,067.28	0.31%	8.355	356	83.23	619
Pennsylvania	67	8,516,737.27	0.86%	8.446	357	79.08	591
Rhode Island	24	4,985,629.03	0.51%	8.311	355	82.11	605
South Carolina	20	2,077,513.27	0.21%	8.933	355	78.45	599
Tennessee	40	3,452,933.24	0.35%	8.613	352	85.39	612
Texas	64	9,318,803.63	0.94%	8.162	356	82.04	628
Utah	14	1,883,054.98	0.19%	7.784	354	80.78	683
Vermont	1	149,368.59	0.02%	6.875	352	80.00	641
Virginia	137	32,026,586.30	3.24%	8.098	356	82.24	624
Washington	43	11,120,741.86	1.13%	7.870	356	80.37	606
West Virginia	5	663,777.35	0.07%	7.528	357	81.63	603
Wisconsin	49	6,292,360.60	0.64%	8.535	355	82.15	610
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	2	1,111,418.30	0.13%	6.426	357	86.89	636
3.500 - 3.999	28	9,655,259.23	1.09%	5.994	357	77.45	672
4.000 - 4.499	124	41,364,828.63	4.65%	6.492	356	79.69	657
4.500 - 4.999	343	98,350,543.43	11.06%	6.968	357	80.75	648
5.000 - 5.499	615	185,112,181.49	20.82%	7.424	357	80.34	644
5.500 - 5.999	768	205,778,792.16	23.15%	7.943	357	81.46	630
6.000 - 6.499	700	171,172,832.27	19.25%	8.480	357	81.84	613
6.500 - 6.999	880	176,505,443.61	19.85%	9.350	357	79.02	579
Total	3,460	889,051,299.12	100.00%	8.019	357	80.62	623

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.500 - 4.999	1	471,600.00	0.05%	6.550	355	80.00	671
5.500 - 5.999	26	8,865,255.18	1.00%	5.853	355	79.12	671
6.000 - 6.499	74	25,788,070.74	2.90%	6.331	356	80.24	656
6.500 - 6.999	298	93,285,664.54	10.49%	6.814	356	80.26	648
7.000 - 7.499	429	129,697,793.57	14.59%	7.259	357	80.31	645
7.500 - 7.999	767	211,496,117.30	23.79%	7.770	357	80.86	634
8.000 - 8.499	627	158,638,022.70	17.84%	8.237	357	81.98	626
8.500 - 8.999	655	153,920,820.87	17.31%	8.723	357	82.19	604
9.000 - 9.499	255	49,163,311.69	5.53%	9.209	357	81.31	585
9.500 - 9.999	188	32,969,087.19	3.71%	9.728	357	76.07	552
10.000 -10.499	59	10,191,879.37	1.15%	10.224	357	73.30	544
10.500 -10.999	32	6,107,770.64	0.69%	10.730	357	71.02	530
11.000 -11.499	22	3,874,152.80	0.44%	11.232	357	64.70	540
11.500 -11.999	19	3,074,398.74	0.35%	11.770	357	58.62	542
12.000 -12.499	6	1,388,641.20	0.16%	12.205	357	57.12	536
13.000 -13.499	1	58,759.67	0.01%	13.050	357	70.00	509
13.500 -13.999	1	59,952.92	0.01%	13.750	356	61.22	516
Total	3,460	889,051,299.12	100.00%	8.019	357	80.62	623

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.500 -11.999	26	8,865,255.18	1.00%	5.853	355	79.12	671
12.000 -12.499	73	25,262,090.12	2.84%	6.285	356	79.99	657
12.500 -12.999	298	93,085,264.54	10.47%	6.812	356	80.26	648
13.000 -13.499	430	130,369,793.57	14.66%	7.257	357	80.31	644
13.500 -13.999	767	211,496,117.30	23.79%	7.770	357	80.86	634
14.000 -14.499	625	158,278,572.00	17.80%	8.237	357	81.97	626
14.500 -14.999	656	154,342,507.08	17.36%	8.723	357	82.23	604
15.000 -15.499	256	49,371,844.85	5.55%	9.203	357	81.32	584
15.500 -15.999	189	33,224,299.14	3.74%	9.720	357	76.10	552
16.000 -16.499	59	10,191,879.37	1.15%	10.224	357	73.30	544
16.500 -16.999	32	6,107,770.64	0.69%	10.730	357	71.02	530
17.000 -17.499	22	3,874,152.80	0.44%	11.232	357	64.70	540
17.500 -17.999	19	3,074,398.74	0.35%	11.770	357	58.62	542
18.000 -18.499	6	1,388,641.20	0.16%	12.205	357	57.12	536
19.000 -19.499	1	58,759.67	0.01%	13.050	357	70.00	509
19.500 -19.999	1	59,952.92	0.01%	13.750	356	61.22	516
Total	3,460	889,051,299.12	100.00%	8.019	357	80.62	623

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000	3,458	888,587,554.01	99.95%	8.019	357	80.62	623
3.000	2	463,745.11	0.05%	8.385	352	82.25	515
Total	3,460	889,051,299.12	100.00%	8.019	357	80.62	623

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	3,460	889,051,299.12	100.00%	8.019	357	80.62	623
Total	3,460	889,051,299.12	100.00%	8.019	357	80.62	623

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
05/01/07	1	255,211.95	0.03%	8.700	349	80.00	506
06/01/07	1	125,347.27	0.01%	10.000	350	70.00	524
07/01/07	1	313,729.46	0.04%	9.400	351	80.00	505
08/01/07	7	1,692,299.24	0.19%	6.780	352	78.32	630
09/01/07	15	6,904,573.39	0.78%	6.900	353	82.76	613
10/01/07	107	29,573,626.57	3.33%	7.130	354	79.93	631
11/01/07	104	31,944,711.38	3.59%	7.446	355	80.78	619
12/01/07	379	101,111,608.35	11.37%	7.819	356	80.59	630
01/01/08	2,732	687,962,088.44	77.38%	8.134	357	80.67	622
07/01/08	1	49,831.28	0.01%	8.200	351	90.00	675
08/01/08	1	303,299.99	0.03%	7.900	352	90.00	608
09/01/08	1	367,709.28	0.04%	6.700	353	79.57	506
10/01/08	1	546,400.00	0.06%	6.990	354	80.00	592
11/01/08	1	251,760.97	0.03%	9.450	355	75.00	521
12/01/08	12	2,068,940.81	0.23%	8.101	356	72.83	619
01/01/09	72	18,924,749.02	2.13%	7.829	357	81.44	626
10/01/10	1	421,879.89	0.05%	6.990	354	80.00	646
12/01/10	2	511,716.76	0.06%	6.410	356	69.28	645
01/01/11	21	5,721,815.07	0.64%	8.039	357	77.17	633
Total	3,460	889,051,299.12	100.00%	8.019	357	80.62	623

Silent 2nd	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Has 2nd lien	1,705	424,296,024.15	42.98%	7.757	357	81.51	649
No Silent 2nd	2,754	562,788,196.38	57.02%	8.388	355	80.97	607
Total	4,459	987,084,220.53	100.00%	8.117	356	81.20	625

Group I Mortgage Loans
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$372,307,094	$4,921	$748,627
Average Scheduled Principal Balance	$186,247
Number of Mortgage Loans	1,999

Weighted Average Gross Coupon	8.227%	5.500%	12.990%
Weighted Average FICO Score	604	500	817
Weighted Average Combined Original LTV	79.44%	14.17%	100.00%

Weighted Average Original Term	359 months	60 months	360 months
Weighted Average Stated Remaining Term	356 months	57 months	357 months
Weighted Average Seasoning	3 months	3 months	11 months

Weighted Average Gross Margin	5.887%	3.593%	6.990%
Weighted Average Minimum Interest Rate	8.198%	5.500%	12.400%
Weighted Average Maximum Interest Rate	14.200%	11.500%	18.400%
Weighted Average Initial Rate Cap	2.001%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	21 months	13 months	57 months

Maturity Date		Jan 1 2011	Jan 1 2036
Maximum Zip Code Concentration	0.58%	20744

ARM	87.71%	Easy Documentation	1.51%
Fixed Rate	12.29%	Full Documentation	59.39%
		StatedDocumentation	39.10%
2/28 6 MO LIBOR	49.85%
2/28 6 MO LIBOR 40/30 Balloon	28.64%	Cash Out Refinance	76.65%
2/28 6 MO LIBOR IO	5.79%	Home Improvement	4.35%
3/27 6 MO LIBOR	1.09%	Purchase	18.24%
3/27 6 MO LIBOR 40/30 Balloon	1.16%	Rate/Term Refinance	0.75%
3/27 6 MO LIBOR IO	0.35%
5/25 6 MO LIBOR	0.54%	2 Units	10.49%
5/25 6 MO LIBOR 40/30 Balloon	0.29%	3 Units	2.08%
Fixed Rate	11.39%	4 Units	1.70%
Fixed Rate 40/30 Balloon	0.90%	Condominium	6.49%
		Single Family	79.24%
Interest Only	6.14%
Not Interest Only	93.86%	Non-owner	5.64%
		Primary	93.98%
Prepay Penalty: N/A	51.61%	Second Home	0.37%
Prepay Penalty: 12 months	4.09%
Prepay Penalty: 24 months	35.26%	Top 5 States:
Prepay Penalty: 30 months	0.04%	California	14.97%
Prepay Penalty: 36 months	9.00%	New York	10.64%
		Maryland	10.22%
First Lien	97.35%	New Jersey	9.68%
Second Lien	2.65%	Florida	9.16%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	234	6,507,426.93	1.75%	10.672	320	96.12	628
50,000.01 - 100,000.00	176	13,466,454.25	3.62%	9.247	356	82.56	606
100,000.01 - 150,000.00	387	48,485,091.31	13.02%	8.400	356	79.76	605
150,000.01 - 200,000.00	416	72,640,543.28	19.51%	8.156	356	78.56	603
200,000.01 - 250,000.00	291	65,641,539.67	17.63%	8.198	356	78.22	604
250,000.01 - 300,000.00	169	46,327,234.58	12.44%	8.344	357	78.32	592
300,000.01 - 350,000.00	157	50,639,946.17	13.60%	8.026	357	79.18	599
350,000.01 - 400,000.00	108	40,570,424.99	10.90%	7.852	357	80.56	610
400,000.01 - 450,000.00	39	16,189,817.71	4.35%	8.000	357	81.61	610
450,000.01 - 500,000.00	12	5,787,522.17	1.55%	7.646	357	77.98	625
500,000.01 - 550,000.00	3	1,597,407.29	0.43%	7.764	356	74.66	677
550,000.01 - 600,000.00	4	2,300,763.81	0.62%	7.219	357	76.94	611
650,000.01 - 700,000.00	1	658,852.48	0.18%	8.750	357	80.00	579
700,000.01 - 750,000.00	2	1,494,069.17	0.40%	7.477	357	70.01	632
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	14	3,765,883.31	1.01%	5.899	355	79.95	673
6.000 - 6.499	40	10,025,522.32	2.69%	6.323	356	76.46	657
6.500 - 6.999	143	33,972,428.81	9.12%	6.819	355	78.64	653
7.000 - 7.499	193	43,333,540.24	11.64%	7.247	357	79.17	633
7.500 - 7.999	352	78,563,575.12	21.10%	7.771	356	79.50	612
8.000 - 8.499	307	63,914,057.05	17.17%	8.235	357	81.29	600
8.500 - 8.999	344	67,711,563.84	18.19%	8.727	356	81.19	585
9.000 - 9.499	168	27,594,042.52	7.41%	9.221	356	79.32	567
9.500 - 9.999	135	20,626,337.58	5.54%	9.717	356	74.80	553
10.000 -10.499	59	7,589,516.08	2.04%	10.262	356	75.46	558
10.500 -10.999	79	5,792,153.10	1.56%	10.725	351	78.62	572
11.000 -11.499	49	4,062,735.63	1.09%	11.209	353	74.75	558
11.500 -11.999	58	3,968,635.43	1.07%	11.730	349	77.25	575
12.000 -12.499	32	1,139,533.64	0.31%	12.230	295	65.65	560
12.500 -12.999	26	247,569.14	0.07%	12.594	123	94.04	582
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	151	32,481,824.73	8.72%	9.446	357	71.32	512
525-549	182	39,106,421.83	10.50%	9.004	357	73.82	537
550-574	285	49,370,860.68	13.26%	8.523	355	79.83	562
575-599	328	62,484,881.75	16.78%	8.204	356	79.93	587
600-624	316	53,395,638.85	14.34%	8.008	355	80.97	611
625-649	305	52,628,323.20	14.14%	7.872	355	82.08	637
650-674	221	41,721,490.31	11.21%	7.697	356	82.92	661
675-699	109	21,706,021.06	5.83%	7.509	356	80.80	685
700+	102	19,411,631.40	5.21%	7.457	356	81.53	730
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	50	8,258,703.25	2.22%	8.640	357	39.15	579
50.00- 54.99	36	8,609,299.01	2.31%	8.489	357	52.53	583
55.00- 59.99	36	7,158,029.09	1.92%	8.513	357	57.81	586
60.00- 64.99	57	13,219,948.04	3.55%	8.622	354	62.75	571
65.00- 69.99	76	17,517,423.70	4.71%	8.688	357	66.80	572
70.00- 74.99	98	21,530,319.15	5.78%	8.715	357	71.65	575
75.00- 79.99	164	37,654,548.93	10.11%	8.283	356	76.82	582
80.00	606	121,828,873.95	32.72%	7.889	356	80.00	617
80.01- 84.99	48	10,549,291.19	2.83%	7.842	357	83.45	600
85.00- 89.99	188	41,628,103.35	11.18%	7.964	356	85.90	610
90.00- 94.99	331	66,201,962.48	17.78%	8.179	356	90.15	609
95.00- 99.99	90	6,662,340.99	1.79%	8.724	336	95.10	654
100.00	219	11,488,250.68	3.09%	10.193	348	100.00	644
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
60	1	9,152.05	0.00%	12.500	57	90.00	572
120	54	530,327.85	0.14%	11.975	117	95.41	593
180	35	1,183,123.53	0.32%	9.516	176	87.05	619
240	4	292,502.89	0.08%	8.002	236	86.02	664
360	1,905	370,291,987.49	99.46%	8.218	357	79.39	604
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	1	9,152.05	0.00%	12.500	57	90.00	572
61-120	54	530,327.85	0.14%	11.975	117	95.41	593
121-180	35	1,183,123.53	0.32%	9.516	176	87.05	619
181-240	4	292,502.89	0.08%	8.002	236	86.02	664
301-360	1,905	370,291,987.49	99.46%	8.218	357	79.39	604
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
20.01 -25.00	43	7,016,295.36	1.88%	8.593	356	74.84	593
25.01 -30.00	83	14,309,466.77	3.84%	8.176	356	77.19	610
30.01 -35.00	164	26,640,568.23	7.16%	8.267	356	77.88	600
35.01 -40.00	282	49,500,293.80	13.30%	8.245	356	79.13	607
40.01 -45.00	407	77,482,145.31	20.81%	8.141	356	78.56	612
45.01 -50.00	661	117,929,201.88	31.68%	8.195	355	80.98	610
50.01 -55.00	354	78,630,814.80	21.12%	8.320	356	79.50	585
55.01 -60.00	5	798,307.66	0.21%	7.456	291	85.55	578
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,548	326,561,747.47	87.71%	8.198	357	79.34	601
Fixed Rate	451	45,745,346.34	12.29%	8.433	348	80.17	626
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	952	185,608,622.83	49.85%	8.426	357	78.71	590
2/28 6 MO LIBOR 40/30 Balloon	447	106,625,127.97	28.64%	8.094	357	80.50	604
2/28 6 MO LIBOR IO	95	21,541,166.40	5.79%	6.966	356	80.19	676
3/27 6 MO LIBOR	20	4,054,973.40	1.09%	8.091	357	78.30	583
3/27 6 MO LIBOR 40/30 Balloon	17	4,320,968.81	1.16%	7.745	357	78.36	595
3/27 6 MO LIBOR IO	5	1,307,439.75	0.35%	7.356	357	80.61	691
5/25 6 MO LIBOR	8	2,016,727.08	0.54%	8.282	357	68.71	615
5/25 6 MO LIBOR 40/30 Balloon	4	1,086,721.23	0.29%	6.973	357	82.32	624
Fixed Rate	433	42,396,840.62	11.39%	8.442	348	80.22	626
Fixed Rate 40/30 Balloon	18	3,348,505.72	0.90%	8.320	357	79.46	626
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	100	22,848,606.15	6.14%	6.989	356	80.22	677
Not Interest Only	1,899	349,458,487.66	93.86%	8.308	356	79.39	599
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	1,899	349,458,487.66	93.86%	8.308	356	79.39	599
60	100	22,848,606.15	6.14%	6.989	356	80.22	677
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	1,070	192,136,802.57	51.61%	8.353	355	79.22	602
Prepay Penalty: 12 months	64	15,241,211.23	4.09%	8.170	357	77.03	619
Prepay Penalty: 24 months	698	131,265,512.45	35.26%	8.171	356	80.23	604
Prepay Penalty: 30 months	1	152,303.77	0.04%	7.600	357	80.00	630
Prepay Penalty: 36 months	166	33,511,263.79	9.00%	7.757	356	78.75	607
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,716	362,456,717.34	97.35%	8.160	356	78.90	603
Second Lien	283	9,850,376.47	2.65%	10.683	331	99.38	636
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Easy Documentation	24	5,622,707.43	1.51%	8.073	356	83.08	603
Full Documentation	1,299	221,115,277.38	59.39%	7.983	355	81.66	603
Stated Documentation	676	145,569,109.00	39.10%	8.604	356	75.94	605
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,343	285,370,317.25	76.65%	8.270	356	78.44	597
Home Improvement	73	16,210,840.15	4.35%	7.917	357	76.79	609
Purchase	566	67,921,349.78	18.24%	8.111	355	84.26	631
Rate/Term Refinance	17	2,804,586.63	0.75%	8.485	353	80.04	626
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	165	39,038,631.56	10.49%	8.030	356	79.15	620
3 Units	26	7,756,665.88	2.08%	8.150	356	73.97	611
4 Units	17	6,313,880.95	1.70%	8.408	357	76.04	620
Condominium	148	24,168,654.94	6.49%	8.340	356	80.29	612
Single Family	1,643	295,029,260.48	79.24%	8.242	356	79.63	600
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	112	21,016,342.90	5.64%	8.547	355	78.42	622
Primary	1,880	349,909,291.42	93.98%	8.207	356	79.52	603
Second Home	7	1,381,459.49	0.37%	8.473	357	76.54	592
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	40	6,792,453.08	1.82%	7.981	356	81.35	618
Arkansas	1	76,492.72	0.02%	9.150	357	89.00	567
California	201	55,735,235.19	14.97%	7.974	357	76.35	607
Colorado	26	3,801,381.39	1.02%	8.201	357	85.47	629
Connecticut	62	9,686,087.80	2.60%	8.264	356	83.68	618
Delaware	8	1,317,908.67	0.35%	8.008	357	81.76	583
District of Columbia	18	4,408,046.85	1.18%	8.340	356	79.18	590
Florida	198	34,097,324.64	9.16%	8.315	356	79.95	592
Georgia	150	16,820,195.09	4.52%	8.339	351	84.71	612
Hawaii	19	7,576,876.21	2.04%	7.466	357	74.92	624
Idaho	4	487,621.80	0.13%	7.872	348	79.82	596
Illinois	210	32,079,689.68	8.62%	8.325	355	82.45	621
Indiana	20	1,875,136.69	0.50%	8.735	354	87.58	595
Iowa	2	228,593.71	0.06%	8.775	357	76.78	610
Kansas	5	727,111.21	0.20%	7.862	357	87.48	619
Kentucky	1	106,122.62	0.03%	6.850	357	85.00	601
Maine	5	765,185.24	0.21%	8.559	357	82.88	593
Maryland	192	38,059,344.85	10.22%	8.304	357	78.94	598
Massachusetts	92	18,542,176.54	4.98%	8.237	355	78.93	599
Michigan	43	5,578,693.98	1.50%	8.438	355	83.12	595
Minnesota	38	5,966,894.05	1.60%	7.923	354	85.56	624
Missouri	8	1,123,825.67	0.30%	8.492	349	84.51	631
Montana	1	112,532.06	0.03%	8.650	356	80.00	518
Nebraska	4	608,759.40	0.16%	8.238	357	84.00	603
Nevada	21	4,661,175.46	1.25%	7.953	357	80.37	599
New Hampshire	9	1,470,688.95	0.40%	8.046	357	80.78	635
New Jersey	160	36,027,746.91	9.68%	8.381	356	77.15	597
New Mexico	10	1,254,827.24	0.34%	7.882	356	81.86	638
New York	154	39,616,571.77	10.64%	8.270	357	74.55	594
North Carolina	37	4,149,931.23	1.11%	8.539	356	85.90	588
Ohio	23	2,815,391.67	0.76%	7.971	354	87.52	611
Oklahoma	1	57,894.91	0.02%	8.550	357	80.00	612
Oregon	13	1,628,356.42	0.44%	8.646	355	86.02	585
Pennsylvania	24	3,731,699.63	1.00%	8.161	357	77.09	588
Rhode Island	15	2,460,744.64	0.66%	8.533	355	86.97	613
South Carolina	11	1,233,833.00	0.33%	8.705	357	78.18	614
Tennessee	15	1,294,246.28	0.35%	8.462	351	85.30	608
Texas	18	1,831,684.64	0.49%	8.582	355	82.62	616
Utah	7	654,392.33	0.18%	7.831	350	82.24	626
Virginia	65	12,150,509.98	3.26%	8.432	356	80.37	599
Washington	29	5,691,587.53	1.53%	7.962	356	82.77	595
West Virginia	4	504,977.35	0.14%	7.647	357	82.14	605
Wisconsin	35	4,497,144.73	1.21%	8.322	354	83.07	620
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.500 - 3.999	13	3,469,150.20	1.06%	6.027	357	74.84	661
4.000 - 4.499	56	13,434,227.88	4.11%	6.472	356	78.68	661
4.500 - 4.999	140	31,947,706.67	9.78%	6.954	357	80.85	647
5.000 - 5.499	238	53,572,711.11	16.41%	7.448	357	79.52	624
5.500 - 5.999	324	70,503,585.02	21.59%	7.977	357	80.93	607
6.000 - 6.499	346	70,091,819.40	21.46%	8.515	357	81.25	590
6.500 - 6.999	431	83,542,547.19	25.58%	9.445	357	76.01	559
Total	1,548	326,561,747.47	100.00%	8.198	357	79.34	601

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	13	3,367,090.62	1.03%	5.888	355	79.94	671
6.000 - 6.499	35	8,286,243.31	2.54%	6.311	356	77.97	660
6.500 - 6.999	116	27,659,298.70	8.47%	6.823	356	79.68	653
7.000 - 7.499	172	37,865,761.97	11.60%	7.248	357	80.08	632
7.500 - 7.999	313	70,055,158.92	21.45%	7.771	357	80.30	611
8.000 - 8.499	281	58,701,536.99	17.98%	8.237	357	81.63	600
8.500 - 8.999	313	62,672,365.36	19.19%	8.730	357	80.95	583
9.000 - 9.499	139	25,674,009.89	7.86%	9.215	357	79.03	562
9.500 - 9.999	87	17,457,909.65	5.35%	9.718	357	72.23	541
10.000 -10.499	33	6,225,104.01	1.91%	10.263	357	71.04	537
10.500 -10.999	14	2,931,299.71	0.90%	10.705	357	66.03	532
11.000 -11.499	16	2,850,453.93	0.87%	11.201	357	64.13	537
11.500 -11.999	11	2,006,732.95	0.61%	11.759	357	58.19	551
12.000 -12.499	5	808,781.46	0.25%	12.208	357	53.36	548
Total	1,548	326,561,747.47	100.00%	8.198	357	79.34	601

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.500 -11.999	13	3,367,090.62	1.03%	5.888	355	79.94	671
12.000 -12.499	35	8,286,243.31	2.54%	6.311	356	77.97	660
12.500 -12.999	116	27,659,298.70	8.47%	6.823	356	79.68	653
13.000 -13.499	172	37,865,761.97	11.60%	7.248	357	80.08	632
13.500 -13.999	313	70,055,158.92	21.45%	7.771	357	80.30	611
14.000 -14.499	279	58,342,086.29	17.87%	8.237	357	81.60	600
14.500 -14.999	313	62,568,070.95	19.16%	8.730	357	80.97	584
15.000 -15.499	140	25,882,543.05	7.93%	9.205	357	79.08	562
15.500 -15.999	88	17,713,121.60	5.42%	9.704	357	72.34	540
16.000 -16.499	33	6,225,104.01	1.91%	10.263	357	71.04	537
16.500 -16.999	14	2,931,299.71	0.90%	10.705	357	66.03	532
17.000 -17.499	16	2,850,453.93	0.87%	11.201	357	64.13	537
17.500 -17.999	11	2,006,732.95	0.61%	11.759	357	58.19	551
18.000 -18.499	5	808,781.46	0.25%	12.208	357	53.36	548
Total	1,548	326,561,747.47	100.00%	8.198	357	79.34	601

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000	1,546	326,098,002.36	99.86%	8.198	357	79.34	601
3.000	2	463,745.11	0.14%	8.385	352	82.25	515
Total	1,548	326,561,747.47	100.00%	8.198	357	79.34	601

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	1,548	326,561,747.47	100.00%	8.198	357	79.34	601
Total	1,548	326,561,747.47	100.00%	8.198	357	79.34	601

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
05/01/07	1	255,211.95	0.08%	8.700	349	80.00	506
07/01/07	1	313,729.46	0.10%	9.400	351	80.00	505
09/01/07	4	748,482.82	0.23%	7.373	353	90.93	596
10/01/07	39	7,693,887.61	2.36%	7.220	354	78.48	630
11/01/07	40	9,632,001.65	2.95%	7.705	355	82.02	624
12/01/07	168	37,702,083.32	11.55%	7.996	356	79.33	604
01/01/08	1,241	257,429,520.39	78.83%	8.294	357	79.33	598
09/01/08	1	367,709.28	0.11%	6.700	353	79.57	506
11/01/08	1	251,760.97	0.08%	9.450	355	75.00	521
12/01/08	6	1,160,288.78	0.36%	8.149	356	67.91	628
01/01/09	34	7,903,622.93	2.42%	7.793	357	80.28	606
12/01/10	2	511,716.76	0.16%	6.410	356	69.28	645
01/01/11	10	2,591,731.55	0.79%	8.103	357	74.30	613
Total	1,548	326,561,747.47	100.00%	8.198	357	79.34	601

Silent 2nd	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Has 2nd lien	523	94,750,517.56	25.45%	7.789	356	82.75	632
No Silent 2nd	1,476	277,556,576.25	74.55%	8.377	355	78.32	594
Total	1,999	372,307,093.81	100.00%	8.227	356	79.44	604

Group II Mortgage Loans
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$614,777,127	$4,936	$1,000,000
Average Scheduled Principal Balance	$249,909
Number of Mortgage Loans	2,460

Weighted Average Gross Coupon	8.050%	5.550%	13.750%
Weighted Average FICO Score	638	500	807
Weighted Average Combined Original LTV	82.27%	22.52%	100.00%

Weighted Average Original Term	359 months	60 months	360 months
Weighted Average Stated Remaining Term	356 months	57 months	360 months
Weighted Average Seasoning	3 months	0 months	10 months

Weighted Average Gross Margin	5.690%	3.000%	6.990%
Weighted Average Minimum Interest Rate	7.913%	4.774%	13.750%
Weighted Average Maximum Interest Rate	13.917%	11.550%	19.750%
Weighted Average Initial Rate Cap	2.000%	2.000%	2.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	21 months	14 months	57 months

Maturity Date		Jan 1 2011	Jan 1 2036
Maximum Zip Code Concentration	0.55%	11368

ARM	91.49%	Easy Documentation	1.19%
Fixed Rate	8.51%	Full Documentation	51.30%
		StatedDocumentation	47.50%
2/28 6 MO LIBOR	39.85%
2/28 6 MO LIBOR 40/30 Balloon	29.98%	Cash Out Refinance	29.58%
2/28 6 MO LIBOR IO	19.08%	Home Improvement	1.45%
3/27 6 MO LIBOR	0.69%	Purchase	68.82%
3/27 6 MO LIBOR 40/30 Balloon	0.70%	Rate/Term Refinance	0.15%
3/27 6 MO LIBOR IO	0.62%
5/25 6 MO LIBOR	0.58%	2 Units	12.66%
Fixed Rate	7.93%	3 Units	0.74%
Fixed Rate 40/30 Balloon	0.58%	4 Units	0.34%
		Condominium	6.50%
Interest Only	19.69%	Manufactured Housing	0.01%
Not Interest Only	80.31%	Single Family	79.75%

Prepay Penalty: N/A	40.02%	Non-owner	6.39%
Prepay Penalty: 12 months	8.30%	Primary	92.73%
Prepay Penalty: 24 months	45.31%	Second Home	0.88%
Prepay Penalty: 36 months	6.37%
		Top 5 States:
First Lien	94.67%	California	29.66%
Second Lien	5.33%	Florida	14.19%
		New York	14.07%
		Maryland	6.63%
		New Jersey	5.98%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	200	5,640,760.49	0.92%	10.824	311	96.68	637
50,000.01 - 100,000.00	404	31,192,959.99	5.07%	9.699	356	89.28	629
100,000.01 - 150,000.00	353	43,587,699.11	7.09%	9.026	356	85.42	624
150,000.01 - 200,000.00	281	48,965,929.38	7.96%	8.237	357	82.28	628
200,000.01 - 250,000.00	219	49,295,662.15	8.02%	8.040	357	81.14	632
250,000.01 - 300,000.00	152	41,916,636.39	6.82%	7.868	357	82.04	645
300,000.01 - 350,000.00	175	56,504,237.71	9.19%	7.826	357	81.92	641
350,000.01 - 400,000.00	148	55,177,100.37	8.98%	7.776	357	81.89	659
400,000.01 - 450,000.00	141	60,619,431.73	9.86%	7.685	357	80.57	641
450,000.01 - 500,000.00	112	53,245,749.39	8.66%	7.818	357	81.61	640
500,000.01 - 550,000.00	79	41,280,230.96	6.71%	7.764	357	82.31	641
550,000.01 - 600,000.00	72	41,291,619.63	6.72%	7.893	357	81.18	641
600,000.01 - 650,000.00	36	22,398,020.07	3.64%	7.849	357	80.36	627
650,000.01 - 700,000.00	38	25,622,707.83	4.17%	7.660	352	82.47	642
700,000.01 - 750,000.00	42	30,926,027.35	5.03%	7.816	356	78.63	622
750,000.01 - 800,000.00	2	1,600,000.00	0.26%	7.375	357	83.20	695
800,000.01 - 850,000.00	1	827,698.38	0.13%	6.250	354	90.00	641
850,000.01 - 900,000.00	2	1,725,913.80	0.28%	6.121	355	85.03	689
950,000.01 - 1,000,000.00	3	2,958,741.99	0.48%	7.123	355	77.72	605
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	14	6,355,578.36	1.03%	5.853	356	78.81	681
6.000 - 6.499	41	18,443,141.01	3.00%	6.263	349	80.89	656
6.500 - 6.999	193	70,405,614.37	11.45%	6.809	356	80.43	648
7.000 - 7.499	265	94,601,408.95	15.39%	7.268	356	80.35	650
7.500 - 7.999	465	146,142,957.00	23.77%	7.768	357	81.16	646
8.000 - 8.499	356	102,033,406.65	16.60%	8.238	357	82.15	641
8.500 - 8.999	353	92,953,810.22	15.12%	8.719	357	83.09	619
9.000 - 9.499	155	26,887,548.93	4.37%	9.211	357	85.16	616
9.500 - 9.999	176	22,459,016.26	3.65%	9.747	356	85.18	598
10.000 -10.499	103	10,636,920.79	1.73%	10.247	357	91.23	642
10.500 -10.999	132	12,068,723.96	1.96%	10.728	354	92.30	612
11.000 -11.499	56	4,479,890.24	0.73%	11.251	354	92.29	614
11.500 -11.999	73	5,043,916.02	0.82%	11.710	348	90.72	598
12.000 -12.499	29	1,443,967.72	0.23%	12.207	302	83.76	580
12.500 -12.999	34	466,830.37	0.08%	12.631	214	95.19	628
13.000 -13.499	10	202,666.70	0.03%	13.167	240	86.84	566
13.500 -13.999	5	151,729.17	0.02%	13.698	306	82.79	585
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	70	18,183,922.07	2.96%	9.552	357	74.13	513
525-549	74	17,867,587.73	2.91%	8.926	357	77.80	539
550-574	176	38,301,152.51	6.23%	8.658	356	80.72	563
575-599	303	71,490,608.27	11.63%	8.016	355	82.07	588
600-624	450	101,677,942.92	16.54%	7.961	356	83.43	612
625-649	475	123,845,156.23	20.14%	8.018	356	83.02	637
650-674	356	93,842,607.10	15.26%	7.834	355	82.63	660
675-699	264	65,017,076.06	10.58%	7.922	356	83.23	686
700+	292	84,551,073.83	13.75%	7.784	356	82.20	732
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	16	2,629,816.93	0.43%	9.035	357	44.23	590
50.00- 54.99	4	992,193.68	0.16%	7.952	348	53.63	622
55.00- 59.99	8	2,107,727.38	0.34%	8.806	357	57.40	583
60.00- 64.99	27	6,919,838.68	1.13%	8.370	357	63.40	579
65.00- 69.99	33	9,693,125.67	1.58%	8.553	357	67.10	576
70.00- 74.99	64	20,277,511.21	3.30%	8.150	356	71.54	597
75.00- 79.99	91	33,899,787.81	5.51%	8.053	357	77.27	600
80.00	1,175	349,629,873.15	56.87%	7.732	356	80.00	652
80.01- 84.99	35	12,370,387.26	2.01%	7.704	357	83.40	609
85.00- 89.99	114	30,577,562.66	4.97%	7.868	357	86.08	607
90.00- 94.99	407	105,150,411.44	17.10%	8.249	356	90.10	626
95.00- 99.99	95	7,730,079.07	1.26%	9.485	338	95.54	636
100.00	391	32,798,811.78	5.34%	10.346	354	100.00	663
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
60	9	79,231.98	0.01%	12.430	57	94.38	649
120	48	464,510.86	0.08%	12.494	117	94.64	619
180	34	1,523,840.46	0.25%	9.162	176	88.34	641
240	1	31,907.09	0.01%	12.400	237	95.00	581
360	2,368	612,677,636.33	99.66%	8.043	357	82.24	638
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	9	79,231.98	0.01%	12.430	57	94.38	649
61-120	48	464,510.86	0.08%	12.494	117	94.64	619
121-180	34	1,523,840.46	0.25%	9.162	176	88.34	641
181-240	1	31,907.09	0.01%	12.400	237	95.00	581
301-360	2,368	612,677,636.33	99.66%	8.043	357	82.24	638
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	81	17,472,634.06	2.84%	8.236	356	83.18	623
20.01 -25.00	71	13,795,158.71	2.24%	7.853	355	80.96	642
25.01 -30.00	118	24,694,136.80	4.02%	7.992	356	80.45	627
30.01 -35.00	191	44,110,900.06	7.18%	8.082	356	82.10	637
35.01 -40.00	363	96,858,971.80	15.76%	7.987	356	81.19	640
40.01 -45.00	507	125,621,055.20	20.43%	8.009	356	82.63	640
45.01 -50.00	912	223,218,670.77	36.31%	8.067	356	82.36	645
50.01 -55.00	214	67,516,062.71	10.98%	8.186	357	83.71	614
55.01 -60.00	1	99,644.78	0.02%	8.700	354	80.00	502
60.01+	2	1,389,891.83	0.23%	6.200	267	80.00	660
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,912	562,489,551.65	91.49%	7.915	357	81.36	636
Fixed Rate	548	52,287,575.07	8.51%	9.493	349	92.06	655
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	1,015	244,986,722.60	39.85%	8.236	357	81.64	632
2/28 6 MO LIBOR 40/30 Balloon	488	184,317,750.82	29.98%	7.916	357	81.22	636
2/28 6 MO LIBOR IO	351	117,275,919.65	19.08%	7.255	356	80.99	645
3/27 6 MO LIBOR	22	4,262,035.52	0.69%	8.258	357	82.22	642
3/27 6 MO LIBOR 40/30 Balloon	12	4,310,349.57	0.70%	7.726	357	82.88	639
3/27 6 MO LIBOR IO	12	3,784,810.08	0.62%	7.432	356	80.28	630
5/25 6 MO LIBOR	12	3,551,963.41	0.58%	7.868	357	79.60	649
Fixed Rate	539	48,736,666.60	7.93%	9.625	348	92.87	656
Fixed Rate 40/30 Balloon	9	3,550,908.47	0.58%	7.684	357	80.93	641
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	363	121,060,729.73	19.69%	7.260	356	80.97	645
Not Interest Only	2,097	493,716,396.99	80.31%	8.243	356	82.59	636
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	2,097	493,716,396.99	80.31%	8.243	356	82.59	636
60	363	121,060,729.73	19.69%	7.260	356	80.97	645
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	938	246,061,224.99	40.02%	8.167	356	82.34	639
Prepay Penalty: 12 months	161	51,004,433.78	8.30%	8.208	356	81.25	644
Prepay Penalty: 24 months	1,194	278,568,928.23	45.31%	7.972	356	82.41	637
Prepay Penalty: 36 months	167	39,142,539.72	6.37%	7.659	353	82.14	628
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,980	582,026,187.05	94.67%	7.906	356	81.31	637
Second Lien	480	32,750,939.67	5.33%	10.599	348	99.29	659
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Easy Documentation	26	7,326,897.64	1.19%	8.305	355	87.61	613
Full Documentation	1,382	315,409,955.14	51.30%	7.737	355	83.13	625
Stated Documentation	1,052	292,040,273.94	47.50%	8.381	357	81.20	652
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	573	181,821,357.10	29.58%	8.026	356	80.22	606
Home Improvement	23	8,929,996.63	1.45%	8.132	356	81.22	593
Purchase	1,860	423,076,537.99	68.82%	8.057	356	83.16	652
Rate/Term Refinance	4	949,235.00	0.15%	8.741	357	86.29	601
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	267	77,820,795.31	12.66%	7.959	357	82.80	663
3 Units	18	4,534,872.65	0.74%	8.417	354	80.89	632
4 Units	9	2,085,824.68	0.34%	8.156	354	80.39	664
Condominium	187	39,969,180.02	6.50%	8.269	356	83.12	648
Manufactured Housing	1	83,620.86	0.01%	8.990	352	80.00	572
Single Family	1,978	490,282,833.20	79.75%	8.042	356	82.13	633
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	251	39,284,993.61	6.39%	8.618	355	84.12	653
Primary	2,189	570,095,776.95	92.73%	8.010	356	82.12	637
Second Home	20	5,396,356.16	0.88%	8.095	356	84.56	637
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	29	7,751,449.65	1.26%	7.981	356	82.17	624
Arkansas	5	426,262.50	0.07%	8.581	347	84.85	612
California	524	182,373,188.02	29.66%	7.882	356	81.87	641
Colorado	25	4,739,950.98	0.77%	7.653	353	81.91	618
Connecticut	37	9,482,117.87	1.54%	8.224	357	81.64	616
Delaware	9	1,280,531.06	0.21%	8.205	355	86.28	623
District of Columbia	8	2,325,888.29	0.38%	8.732	357	77.20	611
Florida	465	87,213,385.00	14.19%	8.197	356	82.91	637
Georgia	85	13,852,091.29	2.25%	8.314	355	84.39	627
Hawaii	36	11,632,190.67	1.89%	7.680	356	83.52	677
Idaho	8	663,721.59	0.11%	8.077	352	76.92	614
Illinois	103	20,469,319.04	3.33%	8.252	357	83.54	646
Indiana	20	2,627,542.92	0.43%	8.386	355	82.98	625
Iowa	1	79,862.33	0.01%	8.800	357	80.00	596
Kansas	1	63,911.56	0.01%	9.850	357	80.00	609
Kentucky	2	154,731.60	0.03%	8.849	299	77.17	679
Maine	7	576,538.78	0.09%	8.750	357	82.43	613
Maryland	170	40,776,649.62	6.63%	8.101	356	80.60	613
Massachusetts	80	22,481,014.81	3.66%	8.039	357	81.71	643
Michigan	58	7,018,564.42	1.14%	8.811	356	84.90	624
Minnesota	29	5,725,520.95	0.93%	8.366	355	85.70	623
Missouri	23	4,216,174.43	0.69%	8.353	355	84.16	600
Nebraska	2	183,583.54	0.03%	8.800	357	80.95	591
Nevada	32	8,367,666.18	1.36%	8.086	356	82.57	645
New Hampshire	6	698,420.80	0.11%	7.741	356	81.63	662
New Jersey	129	36,750,299.22	5.98%	8.291	356	82.37	635
New Mexico	4	338,432.14	0.06%	9.081	350	90.55	637
New York	252	86,471,207.76	14.07%	7.894	357	82.49	657
North Carolina	32	4,896,585.20	0.80%	8.406	356	81.57	618
Ohio	27	2,953,078.51	0.48%	8.355	357	83.55	592
Oklahoma	5	339,849.12	0.06%	9.107	349	86.44	608
Oregon	5	1,410,710.86	0.23%	8.021	356	80.00	658
Pennsylvania	43	4,785,037.64	0.78%	8.669	357	80.64	594
Rhode Island	9	2,524,884.39	0.41%	8.095	356	77.37	597
South Carolina	9	843,680.27	0.14%	9.267	352	78.84	576
Tennessee	25	2,158,686.96	0.35%	8.703	353	85.45	615
Texas	46	7,487,118.99	1.22%	8.060	356	81.90	631
Utah	7	1,228,662.65	0.20%	7.758	356	80.00	714
Vermont	1	149,368.59	0.02%	6.875	352	80.00	641
Virginia	72	19,876,076.32	3.23%	7.893	356	83.38	640
Washington	14	5,429,154.33	0.88%	7.773	357	77.85	616
West Virginia	1	158,800.00	0.03%	7.150	355	80.00	596
Wisconsin	14	1,795,215.87	0.29%	9.069	356	79.86	585
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	2	1,111,418.30	0.20%	6.426	357	86.89	636
3.500 - 3.999	15	6,186,109.03	1.10%	5.976	357	78.92	678
4.000 - 4.499	68	27,930,600.75	4.97%	6.501	356	80.17	655
4.500 - 4.999	203	66,402,836.76	11.81%	6.974	357	80.71	648
5.000 - 5.499	377	131,539,470.38	23.39%	7.415	356	80.67	652
5.500 - 5.999	444	135,275,207.14	24.05%	7.926	357	81.74	643
6.000 - 6.499	354	101,081,012.87	17.97%	8.457	357	82.25	629
6.500 - 6.999	449	92,962,896.42	16.53%	9.264	357	81.73	596
Total	1,912	562,489,551.65	100.00%	7.915	357	81.36	636

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.500 - 4.999	1	471,600.00	0.08%	6.550	355	80.00	671
5.500 - 5.999	13	5,498,164.56	0.98%	5.831	356	78.62	671
6.000 - 6.499	39	17,501,827.43	3.11%	6.340	355	81.31	654
6.500 - 6.999	182	65,626,365.84	11.67%	6.810	356	80.51	646
7.000 - 7.499	257	91,832,031.60	16.33%	7.264	356	80.40	650
7.500 - 7.999	454	141,440,958.38	25.15%	7.770	357	81.14	646
8.000 - 8.499	346	99,936,485.71	17.77%	8.237	357	82.18	641
8.500 - 8.999	342	91,248,455.51	16.22%	8.719	357	83.04	619
9.000 - 9.499	116	23,489,301.80	4.18%	9.202	357	83.80	609
9.500 - 9.999	101	15,511,177.54	2.76%	9.738	357	80.40	565
10.000 -10.499	26	3,966,775.36	0.71%	10.164	357	76.85	557
10.500 -10.999	18	3,176,470.93	0.56%	10.752	357	75.64	529
11.000 -11.499	6	1,023,698.87	0.18%	11.319	357	66.27	548
11.500 -11.999	8	1,067,665.79	0.19%	11.789	356	59.42	525
12.000 -12.499	1	579,859.74	0.10%	12.200	357	62.37	519
13.000 -13.499	1	58,759.67	0.01%	13.050	357	70.00	509
13.500 -13.999	1	59,952.92	0.01%	13.750	356	61.22	516
Total	1,912	562,489,551.65	100.00%	7.915	357	81.36	636

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.500 -11.999	13	5,498,164.56	0.98%	5.831	356	78.62	671
12.000 -12.499	38	16,975,846.81	3.02%	6.271	355	80.97	656
12.500 -12.999	182	65,425,965.84	11.63%	6.808	356	80.51	647
13.000 -13.499	258	92,504,031.60	16.45%	7.261	356	80.40	649
13.500 -13.999	454	141,440,958.38	25.15%	7.770	357	81.14	646
14.000 -14.499	346	99,936,485.71	17.77%	8.237	357	82.18	641
14.500 -14.999	343	91,774,436.13	16.32%	8.718	357	83.09	619
15.000 -15.499	116	23,489,301.80	4.18%	9.202	357	83.80	609
15.500 -15.999	101	15,511,177.54	2.76%	9.738	357	80.40	565
16.000 -16.499	26	3,966,775.36	0.71%	10.164	357	76.85	557
16.500 -16.999	18	3,176,470.93	0.56%	10.752	357	75.64	529
17.000 -17.499	6	1,023,698.87	0.18%	11.319	357	66.27	548
17.500 -17.999	8	1,067,665.79	0.19%	11.789	356	59.42	525
18.000 -18.499	1	579,859.74	0.10%	12.200	357	62.37	519
19.000 -19.499	1	58,759.67	0.01%	13.050	357	70.00	509
19.500 -19.999	1	59,952.92	0.01%	13.750	356	61.22	516
Total	1,912	562,489,551.65	100.00%	7.915	357	81.36	636

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000	1,912	562,489,551.65	100.00%	7.915	357	81.36	636
Total	1,912	562,489,551.65	100.00%	7.915	357	81.36	636

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	1,912	562,489,551.65	100.00%	7.915	357	81.36	636
Total	1,912	562,489,551.65	100.00%	7.915	357	81.36	636

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
06/01/07	1	125,347.27	0.02%	10.000	350	70.00	524
08/01/07	7	1,692,299.24	0.30%	6.780	352	78.32	630
09/01/07	11	6,156,090.57	1.09%	6.843	353	81.76	615
10/01/07	68	21,879,738.96	3.89%	7.099	354	80.45	631
11/01/07	64	22,312,709.73	3.97%	7.335	355	80.24	617
12/01/07	211	63,409,525.03	11.27%	7.714	356	81.34	646
01/01/08	1,491	430,532,568.05	76.54%	8.039	357	81.46	636
07/01/08	1	49,831.28	0.01%	8.200	351	90.00	675
08/01/08	1	303,299.99	0.05%	7.900	352	90.00	608
10/01/08	1	546,400.00	0.10%	6.990	354	80.00	592
12/01/08	6	908,652.03	0.16%	8.040	356	79.12	609
01/01/09	38	11,021,126.09	1.96%	7.855	357	82.26	641
10/01/10	1	421,879.89	0.08%	6.990	354	80.00	646
01/01/11	11	3,130,083.52	0.56%	7.987	357	79.54	649
Total	1,912	562,489,551.65	100.00%	7.915	357	81.36	636

Silent 2nd	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Has 2nd lien	1,182	329,545,506.59	53.60%	7.748	357	81.16	654
No Silent 2nd	1,278	285,231,620.13	46.40%	8.398	355	83.55	619
Total	2,460	614,777,126.72	100.00%	8.050	356	82.27	638